UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☑  Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Section 240.14a-12.

Continucare Corporation
(Name of Registrant as Specified In Its charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

February 9, 2009

Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of Continucare Corporation to be held at our executive offices, 7200 Corporate Center Drive, Suite 600, Miami, Florida 33126 on Thursday, March 12, 2009 at 9:30 a.m. Eastern Standard Time.

The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. At the Annual Meeting, you will have an opportunity to meet management and ask questions.

Whether or not you plan to attend the Annual Meeting, it is important that you vote your shares. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We look forward to seeing you on March 12, 2009 and urge you to return your proxy card as soon as possible.

Sincerely,

Richard C. Pfenniger, Jr.
Chairman, Chief Executive Officer and
President

7200 CORPORATE CENTER DRIVE • SUITE 600 • MIAMI, FLORIDA 33126 • TEL (305) 500-2000 FAX (305) 500-2080

CONTINUCARE CORPORATION

7200 Corporate Center Drive, Suite 600, Miami, Florida 33126

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on Thursday, March 12, 2009

To the Shareholders of Continucare Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Continucare Corporation, a Florida corporation (“Continucare”), will be held at 9:30 a.m., local time, on Thursday, March 12, 2009, at the executive offices of Continucare Corporation, 7200 Corporate Center Drive, Suite 600, Miami, Florida, 33126, for the following purposes:

(1)	The election of eight members to Continucare’s Board of Directors to hold office until our next annual meeting of shareholders or until their successors are duly elected and qualified;

(2)	The ratification of the appointment of Ernst & Young LLP as Continucare’s independent registered public accounting firm; and

(3)	The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on January 20, 2009 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

Fernando L. Fernandez
Senior Vice President — Finance, Chief
Financial Officer, Treasurer and Secretary

Miami, Florida
February 9, 2009

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER YOU PLAN TO ATTEND THE MEETING, ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS OF RECORD WHO EXECUTE A PROXY CARD MAY REVOKE THEIR PROXY IN THE MANNER DESCRIBED IN THE PROXY STATEMENT AND VOTE THEIR SHARES IN PERSON AT THE MEETING.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be held on Thursday, March 12, 2009
PROXY STATEMENT
INFORMATION CONCERNING YOUR PROXY
PURPOSES OF THE MEETING
OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal No. 2)
OTHER BUSINESS
SHAREHOLDER PROPOSALS

ANNUAL MEETING OF SHAREHOLDERS
OF
CONTINUCARE CORPORATION

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by our Board of Directors of proxies from the holders of our common stock for use at our Annual Meeting of Shareholders to be held at 9:30 a.m., local time, on Thursday, March 12, 2009, at our executive offices, 7200 Corporate Center Drive, Suite 600, Miami, Florida, 33126 or at any adjournments or postponements thereof, pursuant to the foregoing Notice of Annual Meeting of Shareholders (the “Annual Meeting”). This proxy statement and the enclosed form of proxy are first being sent to shareholders on or about February 9, 2009.

Shareholders should review the information provided herein in conjunction with our Annual Report, a copy of which accompanies this proxy statement. Our principal executive offices are located at 7200 Corporate Center Drive, Suite 600, Miami, Florida 33126 and our telephone number is (305) 500-2000.

INFORMATION CONCERNING YOUR PROXY

The enclosed proxy is solicited on behalf of our Board of Directors. The giving of a proxy does not prevent a shareholder of record to vote in person at the Annual Meeting should a shareholder of record giving a proxy so desire. Shareholders of record have an unconditional right to revoke their proxy at any time prior to the vote at the Annual Meeting, either in person at the Annual Meeting or by filing with our Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by us at or prior to the Annual Meeting. If you hold your shares beneficially in “street name” through your broker, you must obtain a signed proxy from the record holder in order to vote the shares in person at the Annual Meeting.

The cost of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne solely by us. In addition to the use of mail, our employees may solicit proxies personally, by telephone and by facsimile. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing.

PURPOSES OF THE MEETING

At the Annual Meeting, our shareholders will consider and vote upon the following matters:

(1)	The election of eight members to our Board of Directors to hold office until our next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

(2)	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm; and

(3)	The transaction of such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

Shares represented by valid proxies will be voted in the manner specified in such proxy. Shares represented by valid proxies which do not contain voting instructions as to a matter will be voted FOR the election of the nominees for director named below and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. In the event that any other business may properly come before the meeting, the shares represented by valid proxies received pursuant to this solicitation will be voted in the discretion of the proxy holder. In the event a shareholder specifies a different choice by means of the enclosed proxy, his or her shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on January 20, 2009 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 59,818,781 shares of our common stock outstanding. Only the record holders of issued and outstanding shares of our common stock as of the close of business on the record date are entitled to vote at the Annual Meeting. Shareholders that own their shares in “street name” through a stock brokerage account or through a bank or nominee may attend the meeting but may not grant a proxy or vote at the meeting. Instead, the broker, bank or nominee is considered the record holder of those shares and those shareholders must instruct the record holder how they wish their shares to be voted. Shareholders are entitled to one vote for each share held, and do not have the right to cumulate their votes. Shareholders do not have rights of appraisal or similar rights of dissenters under the Florida Business Corporation Act with respect to any of the proposals set forth in this proxy statement.

The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum with respect to all matters presented. Directors will be elected by a plurality of the votes cast by the shares of our common stock entitled to vote at the Annual Meeting. The appointment of Ernst & Young LLP as our independent registered public accounting firm will be ratified if a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting vote in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares voted in opposition to the matter, unless such matter is one for which a greater vote is required by law or by our Articles of Incorporation or Bylaws. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

Prior to the Annual Meeting, we will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. Accordingly, abstentions will have no effect on the election of directors and will have the same effect as a vote against the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Broker “non-votes” occur when a broker, bank or other nominee who holds shares in “street name” for a beneficial owner does not have discretionary authority to vote on a matter and has not received instructions on how to vote from the beneficial owner of the shares. A broker or nominee holding shares in “street name” has the discretion to vote the beneficial owner’s shares with respect to the election of directors and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 20, 2009 concerning the beneficial ownership of the common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each of our directors, (iii) each Named Executive Officer (as defined in the Compensation Discussion and Analysis Section below), and (iv) all of our current executive officers and directors as a group. All holders listed below have sole voting power and investment power over the shares beneficially owned by them, except to the extent such power may be shared with such person’s spouse. Unless noted otherwise, the address of each person listed below is 7200 Corporate Center Drive, Suite 600, Miami, Florida 33126.

Name and Address	Amount and Nature of		Percent of
of Beneficial Owner	Beneficial Ownership(1)		Common Stock(2)

Robert Cresci	390,000	(3)	*
c/o Pecks Management Partners, Ltd. One Rockefeller Plaza Suite 900 New York, NY 10020
Luis Cruz, M.D.	25,000	(4)	*
3233 Palm Avenue Hialeah, FL 33012
Neil Flanzraich	290,000	(5)	*
4400 Biscayne Boulevard Miami, FL 33137
Phillip Frost, M.D.	26,080,917	(6)	43.5%
4400 Biscayne Boulevard Miami, FL 33137
Fernando L. Fernandez	450,000	(7)	*
Luis H. Izquierdo	381,250	(7)	*
Jacob Nudel, M.D.	190,000	(8)	*
One Isla Bahia Drive Fort Lauderdale, FL 33316
Richard C. Pfenniger, Jr.	1,676,720	(9)	2.8%
Gemma Rosello	187,500	(7)	*
Jacqueline M. Simkin	572,640	(10)	1.0%
A. Marvin Strait	110,000	(11)	*
2 North Cascade Avenue Suite 1300 Colorado Springs, CO 80903
T. Rowe Price	4,160,000	(12)	7.0%
Owings Mills Corporate Campus 4515 Painters Mill Road Owings Mills, Maryland 21117-4903
All directors and executive officers as a group (11 persons)	30,354,027		48.6%

*	Less than one percent.

(1)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”); the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act.

(2)	Based on 59,818,781 shares outstanding as of January 20, 2009.

(3)	Includes 190,000 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after January 20, 2009.

(4)	Includes 25,000 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after January 20, 2009.

(5)	Includes 90,000 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after January 20, 2009.

(6)	Includes (i) 24,771,604 shares owned beneficially through Frost Gamma Investments Trust; (ii) 819,313 shares beneficially owned through Frost Nevada Investments Trust; (iii) 400,000 shares of stock owned directly by Dr. Frost and (iv) 90,000 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after January 20, 2009.

(7)	Represents shares of common stock underlying options that are currently exercisable or exercisable within 60 days after January 20, 2009.

(8)	Includes 90,000 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after January 20, 2009.

(9)	Includes 1,083,690 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after January 20, 2009.

(10)	Includes shares of common stock held by the Jacqueline Simkin Trust, of which Ms. Simkin is a beneficiary.

(11)	Includes 83,334 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after January 20, 2009.

(12)	We have reason to believe such information is accurate; however, to date T. Rowe Price has not filed a Schedule 13G with the SEC.

ELECTION OF DIRECTORS

(Proposal No. 1)

Nominees for Election as Director

Eight persons are nominated for election as directors to serve until our next Annual Meeting of Shareholders and until each director’s successor is duly elected and qualified. Although we anticipate that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the Annual Meeting, proxies solicited hereunder will be voted in favor of the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors, unless directed by a proxy to do otherwise.

The following table sets forth the names and ages of the director nominees. Each director nominee is a current director of ours who has been nominated for re-election at the Annual Meeting, except for Jacqueline M. Simkin, who was appointed to the Board of Directors effective September 19, 2008 by our Board of Directors upon the recommendation of our Nominating Committee, and is standing for election for the first time. Dr. Phillip Frost identified Ms. Simkin as a candidate for director.

Name	Age

Richard C. Pfenniger, Jr.	53
Luis Cruz, M.D	48
Robert J. Cresci	65
Neil Flanzraich	65
Phillip Frost, M.D	72
Jacob Nudel, M.D	60
Jacqueline M. Simkin	66
A. Marvin Strait	75

The following is biographical information for the director nominees.

Richard C. Pfenniger, Jr. has served as one of our directors since March 2002. In September 2002, Mr. Pfenniger was appointed Chairman of the Board of Directors. In October 2003, he was appointed Chief Executive Officer and President. Mr. Pfenniger served as the Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc. from 1997 through June 2003. From 1994 to 1997, Mr. Pfenniger served as the Chief Operating Officer of IVAX Corporation, and, from 1989 to 1994, he served as the Senior Vice President-Legal Affairs and General Counsel of IVAX Corporation. Mr. Pfenniger currently serves as a director of GP Strategies

Corporation (corporate education and training), Safestitch Medical, Inc. (medical devices) and OPKO Health, Inc. (pharmaceuticals).

Luis Cruz, M.D. has served as one of our directors since October 2006. In October 2006, Dr. Cruz was appointed Vice Chairman of the Board of Directors pursuant to a one year employment agreement which expired in October 2007. Prior to joining us, Dr. Cruz served as an executive officer of each of Miami Dade Health and Rehabilitation Services, Inc., Miami Dade Health Centers, Inc., West Gables Open MRI Services, Inc., Kent Management Systems, Inc., Pelu Properties, Inc., Peluca Investments, LLC and Miami Dade Health Centers One, Inc. (collectively, the “MDHC Companies”). We acquired the MDHC Companies effective October 1, 2006. In October 2007, Dr. Cruz opened the Centers of Medical Excellence (CME). CME is operated under an agreement with us and CarePlus.

Robert J. Cresci has served as one of our directors since February 2000. He has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since 1990. Mr. Cresci currently serves on the Boards of Directors of Sepracor, Inc. (pharmaceuticals), Luminex Corporation (biotechnology), j2 Global Communications, Inc. (telecommunications), and several private companies.

Neil Flanzraich has served as one of our directors since March 2002. Mr. Flanzraich is a private investor. From May 1998 until February 2006, he served as the Vice Chairman and President of IVAX Corporation. Mr. Flanzraich served as Chairman of the Life Sciences Legal Practices Group of Heller Ehrman White & McAuliff, a law firm, from 1995 to 1998. From 1981 to 1994, Mr. Flanzraich served in various capacities at Syntex Corporation and as a member of the Corporate Executive Committee. From 1994 to 1995, after Syntex Corporation was acquired by Roche Holding Ltd., Mr. Flanzraich served as Senior Vice President and General Counsel of Syntex (U.S.A.) Inc., a Roche subsidiary. Mr. Flanzraich was Chairman of the Board of Directors of North American Vaccine, Inc. from 1989 to 2000. Mr. Flanzraich also currently serves on the Boards of Directors of Javelin Pharmaceuticals, Inc. (pharmaceuticals), Bellus Health Inc. (formerly Neurochem, Inc.) (healthcare), Rae Systems, Inc. (gas detection and security monitoring systems), Equity One, Inc. (real estate), and Chipotle Mexican Grill, Inc. (a chain of Mexican restaurants).

Phillip Frost, M.D. has served as one of our directors since January 2004. Dr. Frost formerly served on our Board of Directors as Vice Chairman from September 1996 until April 2002. Dr. Frost presently serves as the Chairman of the Board and Chief Executive Officer of OPKO Health, Inc., a specialty pharmaceutical company. He is Vice Chairman of the Board of Directors of TEVA Pharmaceuticals, Ltd. (pharmaceuticals), Chairman of the Board of Ladenburg Thalmann Financial Services, Inc. (security brokerage) and Ideation Acquisition Corporation (special purpose acquisition corporation). He also serves as a director of Northrop Grumman Corporation (aerospace), Modigene Inc. (biopharmaceuticals) and Castle Brands, Inc. (spirits). Previously, he served as the Chairman of the Board of Directors and Chief Executive Officer of IVAX Corporation from 1987 to 2006 and as President of IVAX Corporation from July 1991 until January 1995. He was the Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1986. Dr. Frost serves on the Board of Regents of the Smithsonian Institution, is a member of the Board of Trustees of the University of Miami, and is a Trustee of each of the Scripps Research Institutes, the Miami Jewish Home for the Aged and the Mount Sinai Medical Center.

Jacob Nudel, M.D. has served as one of our directors since October 2002. He is a private investor who founded MDwerks.com Corp., where he served as Chairman from 2000 to 2005. From 1995 to 2000, Dr. Nudel served as Chief Executive Officer of Allied Health Group, Inc. From 1992 to 2000, Dr. Nudel served as Chief Executive Officer of Florida Specialty Network, Inc.

Jacqueline M. Simkin has served as one of our directors since September 2008. Ms. Simkin has been the owner and president of Simkin Management Inc., an investment management firm that invests in public and private companies, since 1996. She was a member of the boards of Alpnet Inc. and Thompson Nutritional Technology Inc. from 1998 through 2000. From 1987 to 1995, Ms. Simkin served on the Board of Directors of the Intercontinental Bank. Ms. Simkin served in various management capacities at The Denver Brick Company including serving as the Chairperson and Chief Executive Officer from 1999 through 2001. Ms. Simkin developed real estate from 1976 to 1986 and is a retired member of the British Colombia Bar Association.

A. Marvin Strait has served as one of our directors since March 2004. Mr. Strait presently practices as a Certified Public Accountant under the name A. Marvin Strait, CPA. He has practiced in the field of public accountancy in Colorado for over 40 years. He presently serves as a member of the Board of Trustees of the Colorado Springs Fine Arts Center Foundation, the Sam S. Bloom Foundation, The Penrose-St. Francis Health Foundation and Pikes Peak Educational Foundation. He also presently serves as a member of the Board of Directors and Chairman of the Audit Committee of Sturm Financial Group, Inc., RAE Systems, Inc., GP Strategies Corporation, and on the Community Advisory Panel of American National Institute of Certified Public Accountants (“AICPA”) as President of the Colorado Society of Certified Public Accountants and the Colorado State Board of Accountancy, and serves as a permanent member of the AICPA Governing Council.

Vote Required and Recommendation

The Board of Directors recommends a vote for each of the nominees. Directors will be elected by a plurality of the votes cast by the shares of our common stock entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IDENTIFIED ABOVE.

Identification of Executive Officers

The following individuals are our executive officers:

Name	Age	Position

Richard C. Pfenniger, Jr.	53	Chairman of the Board, Chief Executive Officer and President
Fernando L. Fernandez	47	Senior Vice President — Finance, Chief Financial Officer, Treasurer and Secretary
Luis H. Izquierdo	54	Senior Vice President — Marketing and Business Development
Gemma Rosello	53	Executive Vice President — Operations

All officers serve until they resign or are replaced or removed at the discretion of the Board of Directors.

The following additional information is provided for the executive officers shown above who are not members of the Board of Directors or nominees for directors.

Fernando L. Fernandez was appointed Senior Vice President — Finance, Chief Financial Officer, Treasurer, and Secretary in June 2004. Mr. Fernandez, a certified public accountant, served as Senior Vice President — Finance, Chief Financial Officer, Treasurer, and Secretary of Whitman Education Group, Inc. from 1996 until 2003. Prior to and since his service at Whitman Education Group, Inc., Mr. Fernandez served as Chief Financial Officer of several private investment entities owned by Phillip Frost, M.D. Prior to 1991, Mr. Fernandez served as Audit Manager for PricewaterhouseCoopers LLP (formerly Coopers & Lybrand) in Miami, Florida.

Luis H. Izquierdo was appointed Senior Vice President — Marketing and Business Development in January 2004. Mr. Izquierdo served as Senior Vice President and as a member of the Board of Directors for Neighborhood Health Partnership from 2002 to 2004. Mr. Izquierdo was Senior Vice President of Marketing and Sales for Foundation Health, Florida from 1999 through 2001. From 1997 through 1999, Mr. Izquierdo served as Senior Vice President and Chief Marketing Officer for Oral Health Services. From 1995 to 1997, Mr. Izquierdo served as the Vice President, Corporate Marketing and Sales for Physicians Corporation of America, and, from 1992 to 1995, he served as the Senior Vice President, Marketing and Sales for CAC-Ramsay Health Plans.

Gemma Rosello was appointed Executive Vice President — Operations in October 2006. Ms. Rosello had previously served as Senior Vice President — Operations from May 2005. Prior to joining us, Ms. Rosello was the Medicare Business Development Director for AvMed Health Plan. She served as Vice President of Health Services for Neighborhood Health Plan from 2003 to 2004. From 1993 to 2002, she served as the Chief Executive Officer of Medical Utilization Review Associates (MURA), a management service organization, and Apex Health Services which managed Medicare, Medicaid and commercial full risk contracts with national and regional payors. Prior to her work in the managed care arena, Ms. Rosello served as Chief Operating Officer for an acute medical/surgical non-profit hospital in Miami, Florida.

CORPORATE GOVERNANCE

Pursuant to our bylaws and the Florida Business Corporation Act, our business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of our business through discussions with management, including the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. The Board of Directors and each of its committees are authorized to retain financial, legal and other advisors. The Board of Directors reviews its performance annually.

We have adopted a Code of Conduct and Ethics applicable to our directors, officers and employees including our Chief Executive Officer, Chief Financial Officer and principal accounting officer. A copy of our Code of Conduct and Ethics is available on our website at www.continucare.com. We intend to post amendments to or waivers from our Code of Conduct and Ethics (to the extent applicable to our Chief Executive Officer, Chief Financial Officer or principal accounting officer or to our directors) on our website. Our website is not part of this proxy statement.

Determining Director Independence

The Board of Directors undertook a review of each director’s independence in January 2009. During this review, the Board of Directors considered transactions and relationships between each director or any member of his or her immediate family and us and our subsidiaries and affiliates. The Board of Directors also examined transactions and relationships between directors or their known affiliates and members of our senior management or their known affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under applicable laws and regulations and the NYSE Alternext US, formerly the American Stock Exchange (“NYSE Alternext”), listing standards. As a result of our review of the relationships of each of the members of the Board of Directors, the Board of Directors affirmatively determined that a majority of our directors, including Mr. Cresci, Mr. Flanzraich, Dr. Frost, Ms. Simkin, and Mr. Strait, are “independent” directors within the meaning of the listing standards of NYSE Alternext and applicable law. As required by NYSE Alternext, our independent directors meet at least annually in executive session without the presence of our non-independent directors or management.

Committees of the Board of Directors and Meeting Attendance

During the fiscal year ended June 30, 2008 (“Fiscal 2008”), the Board of Directors held five meetings and took certain actions by unanimous written consent. Each director other than Dr. Cruz attended at least 75% of the aggregate of (i) the number of meetings of the Board of Directors held during Fiscal 2008, and (ii) the number of meetings held during Fiscal 2008 by all committees of the Board of Directors on which he served. We have no formal policy requiring our directors to attend our annual meeting of shareholders, but all of our directors attended our last annual meeting of shareholders.

The Board of Directors has established Audit, Compensation, Nominating and Executive Committees. The Board of Directors has adopted a written charter for each of these four committees, which is available on our website at www.continucare.com.

The Audit Committee

The Audit Committee currently consists of Mr. Cresci, Mr. Flanzraich, Ms. Simkin and Mr. Strait (Chairman). The Board of Directors has determined that all current members of the Audit Committee are “financially literate,” “financially sophisticated,” and “independent” within the meaning of the listing standards of NYSE Alternext and applicable SEC regulations. The Board of Directors has determined that Mr. Strait meets the attributes of an “audit committee financial expert” within the meaning of SEC regulations.

The Audit Committee held eleven meetings during Fiscal 2008. The duties and responsibilities of the Audit Committee include (i) recommending to the Board of Directors the appointment of our independent registered public accounting firm, (ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies and internal controls, and (iv) having general responsibility for the oversight of all audit related matters. The Board of Directors adopted an amended and restated written charter for the Audit Committee, which is available on our website at www.continucare.com. A report from the Audit Committee is included at page 18.

The Compensation Committee

The Compensation Committee currently consists of Mr. Cresci (Chairman), Ms. Simkin, Mr. Strait and Mr. Flanzraich. The Board of Directors has determined that all of the current members of the Compensation Committee are “independent” within the meaning of the listing standards of NYSE Alternext. The Compensation Committee held four meetings during Fiscal 2008. The Compensation Committee provides assistance to the Board of Directors in fulfilling its responsibilities relating to compensation of our directors and executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines or makes recommendations with respect to the compensation of our other executive officers. It also assists the Board of Directors in the administration of our equity-based compensation plans. For further information on the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, see the Compensation Discussion and Analysis below. The Board of Directors adopted a written charter for the Compensation Committee, which is available on our website at www.continucare.com.

The Nominating Committee

The Nominating Committee currently consists of Dr. Frost (Chairman), Mr. Cresci, Mr. Flanzraich and Mr. Strait. The Board of Directors has determined that all of the current members of the Nominating Committee are “independent” within the meaning of the listing standards of NYSE Alternext. The Nominating Committee is responsible for identifying and recommending individuals qualified to become directors and recommending appointments to the committees of the Board of Directors. The Board of Directors adopted a written charter for the Nominating Committee, which is available on our website at www.continucare.com.

The Nominating Committee held one meeting during Fiscal 2008. The Nominating Committee expects it will generally identify candidates for director through the business and other organizational contacts of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating Committee believes that those candidates can make to the Board of Directors and to management and on such other qualifications and factors as the Nominating Committee considers appropriate. In assessing potential new directors, the Nominating Committee will seek individuals from diverse professional backgrounds who the Nominating Committee believes will provide a broad range of experience and expertise. Director candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees will be reviewed in the context of the current composition of the Board of Directors and our evolving needs. The Nominating Committee will consider recommendations for director nominees submitted by shareholders. All such recommendations must be delivered in accordance with the provisions of our bylaws and addressed to our Secretary who will forward such shareholder recommendations to the Nominating Committee for consideration. To be eligible for inclusion in our proxy statement and form of proxy relating to our next annual meeting of shareholders, shareholder nominations must be received by our Secretary no later than November 11, 2009 and no earlier than October 12, 2009. We also require that the members of our Board of Directors be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on our behalf, including attending Board of Directors and applicable committee meetings. In addition to identifying and recommending qualified candidates to serve as directors, the Nominating Committee studies and makes recommendations to the Board of Directors concerning the size of the Board of Directors.

The Executive Committee

The Executive Committee currently consists of Mr. Cresci, Dr. Frost, Dr. Nudel and Mr. Pfenniger (Chairman). The Executive Committee is responsible for exercising certain powers of the full Board of Directors during intervals between meetings of the full Board of Directors.

Compensation Committee Interlocks and Insider Participation

During 2008, our Compensation Committee was comprised of the following four members: Robert J. Cresci (Chairman), Neil Flanzraich, Jacob Nudel, M.D. and A. Marvin Strait. There are no interlocking relationships between members of our Compensation Committee and the compensation committees of other companies’ board of directors.

Certain Relationships and Related Transactions

The Audit Committee reviews and approves transactions in which we were or are to be a participant, where the amount involved exceeded or will exceed $120,000 annually and any of our directors, executive officers or their immediate family members had or will have a direct or indirect material interest. We have a written policy stating that the Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any related party transactions. The related party transaction will not be approved unless at a minimum it is for our benefit and is upon terms no less favorable to us than if the related party transaction was with an unrelated third party. In Fiscal 2008, no related party transaction occurred where this process was not followed.

As a result of the acquisition of Miami Dade Health Centers, Inc. and its affiliated Companies (collectively, the “MDHC Companies”) effective October 1, 2006, we became a party to a lease agreement for office space owned by Dr. Luis Cruz, a principal owner of the MDHC Companies. Dr. Cruz is a member of our Board of Directors. For Fiscal 2008 expenses related to this lease were approximately $0.4 million.

On February 5, 2008, we purchased an aggregate of 600,000 shares of our common stock from Dr. Luis Cruz, a director of the Company, as trustee of the Luis Cruz Irrevocable Trust A, the Luis Cruz Irrevocable Trust B and the Luis Cruz Irrevocable Trust C. We paid $2.25 per share for the shares for an aggregate purchase price of $1,350,000. The per share purchase price paid by us represented a 10% discount from the closing price of our common stock on February 4, 2008. On September 19, 2008, we purchased an aggregate of 400,000 shares of our common stock from the Luis Cruz Irrevocable Trusts A, B, C and D. We paid $2.14 per share for the shares for an aggregate purchase price of $856,000. The per share purchase price paid by us represented a 10% discount from the closing price of our common stock on September 19, 2008. Effective July 18, 2008, Dr. Cruz was no longer the trustee of the Luis Cruz Irrevocable Trusts A, B, C and D and accordingly, had no beneficial interest in the shares of our common stock held by the Luis Cruz Irrevocable Trusts A, B, C and D.

On October 23, 2008, we entered into a joint venture with Dr. Jacob Nudel, a member of our Board of Directors, that will seek to establish special purpose medical provider networks. As of December 31, 2008, we have made capital contributions of approximately $72,000 to the joint venture.

Effective November 1, 2007, we entered into agreements with Centers of Medical Excellence, Inc., an entity owned by Dr. Cruz pursuant to which this entity will act as one of our independent physician affiliates in connection with the provision of primary care health services to a limited number of Medicare Advantage members enrolled in plans sponsored by CarePlus Health Plans, Inc. The arrangement is on substantially similar terms to those between us and our other independent physician affiliates under at risk arrangements where we provide medical utilization services and pay a primary care capitation fee to the provider. Under this arrangement, CarePlus pays us a global per member capitation fee and we in turn pay a monthly primary care capitation fee to Centers of Medical Excellence based on the number of CarePlus Medicare Advantage members who have selected Centers of Medical Excellence as their primary care provider. Centers of Medical Excellence is also eligible to receive a bonus from us if they operate in cumulative surplus.

Communications with the Board of Directors and Non-Management Directors

Shareholders who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to our Chairman and Chief Executive Officer, Richard C. Pfenniger, Jr. The letter should include a statement indicating that the sender is a shareholder of ours. Depending on the subject matter, an officer of ours will either:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board of Directors, present a summary of any non-routine or non-ministerial, relevant and proper letters received since the last meeting that were not forwarded to the Board of Directors and will make those letters available to the Board of Directors upon request.

Compensation of Directors

Our Compensation Committee recommends director compensation to the Board. In developing its recommendation, the Compensation Committee strives to set a mix of cash and equity-based compensation in amounts which fairly compensate the directors for their expected time commitments and responsibilities in serving on the Board and which aligns the directors’ interests with the long term interests of shareholders. In Fiscal 2008, each of our non-employee directors received a cash retainer of $25,000 for his service on the Board. In addition, for Fiscal 2008, the Chairman of each of the Nominating Committee and the Compensation Committee received an additional cash retainer of $2,500 and the Chairman of the Audit Committee received an additional cash retainer of $5,000. Also, each of our non-employee Board members were granted fully vested options to purchase 25,000 shares of common stock during Fiscal 2008. In May 2008, the cash retainer for non-employee directors serving on the Board was increased to $30,000, the additional cash retainers for the Chairman of each of the Nominating Committee and the Compensation Committee were increased to $5,000 and the additional cash retainer for the Chairman of the Audit Committee was increased to $10,000. The options to be granted annually to non-employee directors remained unchanged.

Director Compensation-Fiscal 2008

The following table sets forth certain information regarding the compensation paid to our non-employee directors for their service during the fiscal year ended June 30, 2008.

					Change in
					Pension Value
					and Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash	Awards	Awards(1)	Compensation	Earnings	Compensation	Total

Robert J. Cresci	$29,375	—	$20,263	—	—	—	$49,638
Luis Cruz, M.D.	$13,750	—	$20,263	—	—	—	$34,013
Neil Flanzraich	$26,250	—	$20,263	—	—	—	$46,513
Phillip Frost, M.D.	$29,375	—	$20,263	—	—	—	$49,638
Jacob Nudel, M.D.	$26,250	—	$20,263	—	—	—	$46,513
A. Marvin Strait	$32,500	—	$20,263	—	—	—	$52,763

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2008, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting, of stock option grants, including amounts from awards granted prior to Fiscal 2008. Assumptions used in the calculation of these amounts are included in footnote 7 to our audited financial statements for the fiscal year ended June 30, 2008 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 9, 2008. There were no forfeitures during Fiscal 2008. The grant date fair value of the stock option awards granted during Fiscal 2008 and computed in accordance with FAS 123(R) was $0.81 per share. The table below sets forth the aggregate number of stock options of each non-employee director outstanding as of June 30, 2008:

Name	Stock Options

Robert J. Cresci	190,000
Luis Cruz, M.D.	25,000
Neil Flanzraich	90,000
Phillip Frost, M.D.	90,000
Jacob Nudel, M.D.	90,000
A. Marvin Strait	83,334

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

Our Compensation Committee administers the compensation program for our executive officers and also determines compensation for directors. The Compensation Committee reviews and determines all executive officer compensation, administers our equity incentive plans (including reviewing and approving grants to our executive officers), makes recommendations to shareholders with respect to proposals related to compensation matters and generally consults with management regarding employee compensation programs.

The Compensation Committee’s charter reflects these responsibilities, and the Compensation Committee and the Board periodically review and, if appropriate, revise the charter. The Board determines the Compensation Committee’s membership. During Fiscal 2008, Robert J. Cresci, Neil Flanzraich, Jacob Nudel, M.D. and A. Marvin Strait, C.P.A., each of whom are non-employee independent directors, comprised the Compensation Committee. In September 2008, Jacqueline M. Simkin was appointed a member of the Compensation Committee and in October 2008 Dr. Nudel resigned as a member of the Compensation Committee. The Compensation Committee meets at regularly scheduled times during the year, and it may also hold specially scheduled meetings and take action by written consent. At Board meetings, the Chairman of the Compensation Committee reports on Compensation Committee actions and recommendations, with all discussions of executive compensation occurring in executive sessions of the Board.

Our executive officers, each of whom are included in the Summary Compensation Table below, are Richard C. Pfenniger, Jr., Chairman of the Board, Chief Executive Officer and President, Fernando L. Fernandez, Senior Vice President — Finance, Chief Financial Officer, Treasurer and Secretary, Luis H. Izquierdo, Senior Vice President — Marketing and Business Development, and Gemma Rosello, Executive Vice President — Operations. Throughout this proxy statement, these individuals are sometimes referred to collectively as the “Named Executive Officers.”

Compensation Philosophy and Objectives

The core objectives of our compensation programs are to secure and retain the services of high quality executives and to provide compensation to our executives that are commensurate and aligned with our performance and advances both short-and long-term interests of ours and our shareholders. We seek to achieve these objectives through three principal compensation programs: a base salary, long-term equity incentives, in the form of periodic grants of stock options, and an annual cash incentive bonus. Base salaries are designed primarily to attract and retain talented executives. Periodic grants of stock options are designed to provide a strong incentive for achieving long-term results by aligning interests of our executives with those of our shareholders, while at the same time encouraging our executives to remain with us. Annual cash incentives are designed to motivate and reward the achievement of selected financial goals, generally tied to profitability. The Compensation Committee does not use benchmarking against peer groups to establish the compensation levels of the Named Executive Officers nor does it retain a compensation consultant to advise them on compensation issues. The Compensation Committee believes that our compensation program for the Named Executive Officers is appropriately based upon our performance and the performance and level of responsibility of the executive officer.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the Named Executive Officers. Our Chief Executive Officer works closely with the Compensation Committee on compensation matters. The Chief Executive Officer annually reviews the performance of each of the Named Executive Officers (other than the Chief Executive Officer, whose performance is reviewed by the Compensation Committee) and the compensation paid to those individuals during the past fiscal year, and makes recommendations regarding compensation to be paid to those individuals during the next fiscal year. The conclusions reached and recommendations based on these reviews, including those with respect to setting and adjusting base salary, annual cash incentive awards and stock option awards, are presented to the Compensation Committee. Following a review of these conclusions and recommendations, the Compensation Committee will make compensation decisions for these executives as it deems appropriate, including approving the Chief Executive Officer’s recommendations or modifying upward or downward any recommended amounts or awards to the Named Executive Officers. The Compensation Committee meets with the Chief Executive Officer annually to discuss his performance, but ultimately decisions regarding his compensation are made solely by the Compensation Committee based on its deliberations.

Named Executive Officer Compensation Components

For the fiscal year ended June 30, 2008, base salary, an annual cash incentive bonus opportunity and long-term equity incentive compensation were the principal components of compensation for the Named Executive Officers.

A significant portion of total compensation is comprised of base salary, which enables us to attract and retain talented executive management through the payment of reasonable current income. Long-term equity incentives, in the form of stock options which generally vest over a period of three or four years, also form a meaningful percentage of overall compensation which is tied directly to increases in the price of our common stock and also serves the goal of retaining key management. Finally, the annual cash incentive bonus, which historically has been a smaller portion of total cash compensation, provides additional current income to encourage the attainment of annual profitability goals. In making decisions with respect to any element of a Named Executive Officer’s compensation, the Compensation Committee considers the total compensation that may be awarded to the executive. There is no pre-established target or formula for allocating among these three elements of compensation. Rather, the Compensation Committee strives to apportion a mix between cash and equity compensation to provide meaningful current income and to motivate the attainment of long-term value for our shareholders.

The Compensation Committee generally makes determinations regarding Named Executive Officer compensation at the regularly scheduled meeting of the Compensation Committee following completion of each fiscal year, which meeting typically occurs in September. At this meeting, the Compensation Committee will typically determine base salaries for the upcoming fiscal year, the amount of any cash incentive bonus payable to the Named Executive Officers under the annual cash incentive plan for the preceding fiscal year, the terms of the annual cash incentive plan for the upcoming fiscal year and the grant of any equity incentive awards.

Base Salary

The Compensation Committee approves each Named Executive Officer’s base salary by considering the individual’s duties and responsibilities. In setting base salaries for the Named Executive Officers (other than the Chief Executive Officer), the Compensation Committee undertakes an annual review in consultation with and based upon recommendations from the Chief Executive Officer. The Compensation Committee’s review includes, among other things, the functional and decision-making responsibilities of each position, the significance of the Named Executive Officer’s specific area of individual responsibility to our financial performance and achievement of overall goals and the experience and past performance and expected future contribution of each executive officer. Decisions regarding increases in salary also take into account the executive’s current salary. With respect to base salary decisions for the Chief Executive Officer, the Compensation Committee makes an assessment of Mr. Pfenniger’s past performance as Chief Executive Officer and its expectations as to his future contributions to us, as well as the factors described above for the other Named Executive Officers, including evaluating his individual performance and our financial condition, operating results and attainment of strategic objectives. The Compensation Committee generally does not approve a material increase in base salary, absent a significant promotion or other significant change in responsibility of the executive officer. In determining increases in base salaries for Fiscal 2009, the Compensation Committee considered the continued improvement in our results and financial condition under Mr. Pfenniger’s leadership and the efforts of the other Named Executive Officers.

The Chief Executive Officer’s Fiscal 2008 base salary increased 7.1% from Fiscal 2007 and the other Named Executive Officers’ Fiscal 2008 base salaries increased in the range of 4.5% to 7.5% from Fiscal 2007. Effective September 2007, the Named Executive Officers’ Fiscal 2008 base salaries were as follows: Mr. Pfenniger — $375,000; Mr. Fernandez — $215,000; Mr. Izquierdo — $230,000 and Ms. Rosello — $230,000. For Fiscal 2009, the Compensation Committee has approved an increase of 10.7% in the Chief Executive Officer’s base salary from Fiscal 2008 and increases ranging from 3.0% to 7.0% in the base salaries of the other Named Executive Officers. Effective September 2008, the Named Executive Officers’ Fiscal 2009 base salaries are as follows: Mr. Pfenniger — $415,000; Mr. Fernandez — $230,000; Mr. Izquierdo $237,000 and Ms. Rosello — $245,000.

Long-Term Equity Incentive Compensation

Our long-term equity incentive compensation program provides an opportunity for the Named Executive Officers to increase their stake in our business through grants of options to purchase shares of our common stock and encourages the Named Executive Officers to manage us from the perspective of an owner with an equity stake in the business. Each grant allows the executive to acquire shares of common stock at an exercise price equal to the closing price of our common stock on the grant date over a specified period of time not to exceed 10 years. Generally, the options become exercisable in a series of installments over a three or four-year period, contingent upon the executive officer’s continued employment with us. Accordingly, the option grant will provide a positive return to the executive officer only if he or she remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term.

The Compensation Committee’s grant of stock options to the Named Executive Officers is entirely discretionary, subject to any limitations set by our Amended and Restated 2000 Stock Incentive Plan, and is generally made on a once-a-year basis. Decisions by the Compensation Committee regarding grants of stock options to the Named Executive Officers (other than the Chief Executive Officer) are generally made based upon the recommendation of the Chief Executive Officer, and includes the consideration of the executive officer’s current position with us, the executive officer’s past and expected future performance and the other factors discussed in the determination of base salaries. In addition, the Compensation Committee considers the number of outstanding and previously granted options of the executive, as well as the other components of his or her total compensation in determining the appropriate grant. In Fiscal 2008 and 2009, all of the Named Executive Officers were granted options to purchase shares of our common stock, with an exercise price equal to the market value of the common stock on the date of grant, and which vest in equal annual amounts over a four-year period, in connection with their services for Fiscal 2007 and Fiscal 2008, respectively. In September 2007, the following grants of options were made to our Named Executive Officers in connection with their services for Fiscal 2007: Mr. Pfenniger — option to purchase 150,000 shares; Ms. Rosello — option to purchase 75,000 shares; Mr. Fernandez — option to purchase 75,000 shares; and Mr. Izquierdo — option to purchase 50,000 shares. In September 2008, the following grants were made to our Named Executive Officers in connection with their services for Fiscal 2008: Mr. Pfenniger — option to purchase 175,000 shares; Ms. Rosello — option to purchase 100,000 shares; Mr. Fernandez — option to purchase 100,000 shares; and Mr. Izquierdo — option to purchase 50,000 shares.

We generally have approved grants of stock options in specific amounts as part of an executive officer’s initial employment with us. We do not have any program or practice to time annual or other grants of stock options in coordination with the release of material non-public information or otherwise.

Annual Cash Incentive Program

We maintain an annual cash incentive bonus plan which provides for the payment of cash bonuses to eligible members of our management team, including the Named Executive Officers. The purpose of the cash incentive bonus plan is to provide incentives to those employees who have the ability to impact operating performance to address and achieve annual performance goals and to participate in our growth and profitability. Under the terms of the plan for Fiscal 2008, a pool was established from which any bonuses would be paid in an amount equal to 15% of the amount by which our pre-tax earnings for Fiscal 2008 exceeded a pre-determined threshold. Distributions of awards from the bonus pool to eligible employees, including the Named Executive Officers are determined by the Compensation Committee, which considers the recommendations of the Chief Executive Officer for all participants other than himself. The bonus payable from the pool to the Chief Executive Officer is based solely upon Compensation Committee deliberations. In September 2008, the Compensation Committee met to determine bonuses under the plan for Fiscal 2008 to Named Executive Officers. Based on our performance during Fiscal 2008, and based upon Mr. Pfenniger’s recommendations with respect to the Named Executive Officers other than himself, the Compensation Committee awarded annual cash incentive program compensation to the named executive officers as follows: Mr. Pfenniger — $300,000; Mr. Fernandez — $150,000; Ms. Rosello — $150,000 and Mr. Izquierdo — $100,000.

The Compensation Committee approved an annual cash incentive bonus plan for Fiscal 2009 under the same general framework as the Fiscal 2008 plan. The plan for Fiscal 2009 was approved by the Compensation Committee at a meeting held in September 2008, which was its first meeting after completion of our fiscal year ended June 30, 2008. Under the terms of the plan for Fiscal 2009, a bonus pool will be established in an amount equal to 15% of the amount by which our pre-tax earnings exceed a pre-determined threshold. The Compensation Committee believes that the threshold target provides a meaningful incentive to executives to improve performance in a manner that is consistent with the interests of our shareholders. As with the annual cash incentive plan for Fiscal 2008, no bonuses will be payable under the plan for Fiscal 2009 if the threshold financial performance target is not exceeded.

Other Compensation and Benefits

Named Executive Officers receive additional compensation in the form of vacation, medical, 401(k), and other benefits generally available to all of our full time employees. While we generally do not provide perquisites to our executive officers, certain Named Executive Officers received modest automobile allowances and we paid medical and life insurance premiums on behalf of all of the Named Executive Officers which exceed the premiums paid by us on behalf of our non-executive employees.

Internal Revenue Code Limits on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Compensation Committee believes that it is generally in our best interest to attempt to structure performance-based compensation, including stock option grants and annual bonuses, to the Named Executive Officers, each of whom are subject to Section 162(m), in a manner that satisfies the statute’s requirements for full tax deductibility for the compensation. However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable us to meet our overall objectives, even if we may not deduct all of the compensation. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

Compensation Committee Report

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K/A and the proxy statement.

Submitted by the Members of the Compensation Committee:

Robert J. Cresci
Neil Flanzraich
Jacqueline M. Simkin
A. Marvin Strait, C.P.A.

Compensation of Named Executive Officers

Summary Compensation Table-Fiscal 2008

The following table sets forth certain summary information concerning compensation paid or accrued by us to or on behalf of the Named Executive Officers (as defined in the “Compensation Discussion and Analysis” section above) for the fiscal years ended June 30, 2008 and 2007. We do not have employment agreements with any of the Named Executive Officers.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus	Awards	Awards(1)	Compensation	Earnings	Compensation(2)	Total

Richard C. Pfenniger, Jr.,	2008	$371,539	—	—	$208,907	$300,000	—	$15,940	$896,386
Chairman of the Board, President and Chief Executive Officer	2007	$346,077	—	—	$259,195	—	—	$14,312	$619,584
Gemma Rosello,	2008	$227,942	—	—	$158,082	$150,000	—	$14,237	$550,261
Executive Vice President — Operations	2007	$211,596	—	—	$146,004	—	—	$13,416	$371,016
Fernando L. Fernandez,	2008	$212,885	—	—	$84,805	$150,000	—	$15,940	$463,630
Senior Vice President-Finance, Chief Financial Officer, Treasurer and Secretary	2007	$198,038	—	—	$273,951	—	—	$14,312	$486,301
Luis H. Izquierdo,	2008	$228,923	—	—	$65,934	$100,000	—	$14,912	$409,769
Senior Vice President-Marketing and Business Development	2007	$218,789	—	—	$127,883	—	—	$11,956	$358,628

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2008, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting, of stock option grants, including amounts from awards granted prior to Fiscal 2008. Assumptions used in the calculation of these amounts are included in footnote 7 to our audited financial statements for the fiscal year ended June 30, 2008 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 9, 2008. There were no forfeitures during Fiscal 2008. Additional information regarding these stock options awarded to the Named Executive Officers in Fiscal 2008, including the grant date fair value of such stock options, is set forth in the “Grants of Plan-Based Awards — Fiscal 2008” table below.

(2)	Includes the amount of the insurance premiums paid by us on behalf of the Named Executive Officers that exceed the insurance premiums paid by us on behalf of our non-executive employees, and also includes car allowances of $6,228 paid to each of Ms. Rosello and Mr. Izquierdo.

Grants of Plan-Based Awards — Fiscal 2008

The following table sets forth certain information concerning grants of awards to the Named Executive Officers pursuant to our non-equity and equity incentive plans in the fiscal year ended June 30, 2008.

								All Other	All Other
		Estimated Possible						Stock	Option	Exercise
		Payouts Under			Estimated Future			Awards:	Awards:	or Base	Grant Date
		Non-Equity			Payouts Under			Number of	Number of	Price of	Fair Value
		Incentive Plan			Equity Incentive			Shares of	Securities	Option	of Stock
	Grant	Awards(1)			Plan Awards			Stock or	Underlying	Awards	and Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options(2)	($/Sh)	Awards(3)

Richard C. Pfenniger, Jr.	9/11/07	—	N/A	N/A	—	—	—	—	150,000	$2.51	$191,000
Gemma Rosello	9/11/07	—	N/A	N/A	—	—	—	—	75,000	$2.51	$95,000
Fernando Fernandez	9/11/07	—	N/A	N/A	—	—	—	—	75,000	$2.51	$95,000
Luis Izquierdo	9/11/07	—	N/A	N/A	—	—	—	—	50,000	$2.51	$60,000

(1)	Represents the estimated possible payouts of cash awards under our annual incentive plan which is tied to financial performance goals. Our annual incentive plan is more fully described in the “Compensation Discussion and Analysis” section beginning on page 11. No threshold payment is disclosed because no payments would be payable under the annual incentive plan until pre-tax profits exceed the threshold amount. Further, no target amount is provided because no target amounts were established and no maximum amount is presented because this plan does not limit the maximum potential payout. The Compensation Committee determines payouts under our Annual Cash Incentive Program after determining amounts available to be paid out following the end of the fiscal year.

(2)	All options are to purchase shares of our common stock granted under our Amended and Restated 2000 Stock Incentive Plan. Each grant vests 25% over the first four years from the date of grant.

(3)	Represents the approximate grant date fair value computed in accordance with FAS 123(R).

Outstanding Equity Awards at Fiscal Year-End — 2008

The following table sets forth certain information regarding equity-based awards held by the Named Executive Officers as of June 30, 2008.

	Option Awards
				Equity Incentive
	Number of			Plan Awards:
	Securities Underlying			Number of Securities	Option	Option
	Unexercised Options			Underlying Unexercised	Exercise	Expiration
Name	Exercisable	Unexercisable		Unearned Options	Price	Date

Richard C. Pfenniger, Jr.	821,970	—		—	$0.66	10/1/13
	100,000	100,000	(1)	—	2.42	12/6/15
	75,000	75,000	(2)	—	2.77	9/12/16
	37,500	112,500	(3)	—	2.51	9/11/17
Gemma Rosello	75,000	25,000	(4)	—	$2.69	5/26/15
	37,500	37,500	(1)	—	2.42	12/6/15
	37,500	37,500	(2)	—	2.77	9/12/16
	18,750	56,250	(3)	—	2.51	9/11/17
Fernando L. Fernandez	350,000	—		—	$1.98	6/14/14
	37,500	37,500	(1)	—	2.42	12/6/15
	25,000	25,000	(2)	—	2.77	9/12/16
	18,750	56,250	(3)	—	2.51	9/11/17
Luis H. Izquierdo	300,000	—		—	$1.51	1/5/14
	37,500	37,500	(1)	—	2.42	12/6/15
	12,500	12,500	(2)	—	2.77	9/12/16
	12,500	37,500	(3)	—	2.51	9/11/17

(1)	Vests in four equal annual installments beginning on December 6, 2006.

(2)	Vests in four equal annual installments beginning on September 12, 2007.

(3)	Vests in four equal annual installments beginning on September 11, 2008.

(4)	Vests in four equal annual installments beginning on May 26, 2006.

Option Exercises and Stock Vested — Fiscal 2008

No stock options were exercised by the Named Executive Officers in the fiscal year ended June 30, 2008.

Potential Payments upon Termination or Change-in-Control

The Named Executive Officers do not have employment agreements with us and are all employed on an “at will” basis. We do not have arrangements with any of our Named Executive Officers providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change-in-control. Grants of stock options to all employees eligible to receive such grants under our Amended and Restated 2000 Stock Incentive Plan vest immediately in the event of a change in control; therefore, no separate disclosure is presented herein with respect to the acceleration of stock options held by the Named Executive Officers upon a change of control under the terms of this stock option plan.

Section 16(a) Beneficial Ownership Reporting Compliance of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires our directors and executive officers and persons who own more than ten percent of our outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulation to furnish us with copies of all such reports they file.

To our knowledge, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners for Fiscal 2008 were complied with.

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2009. Ernst & Young LLP served as our independent registered public accounting firm in Fiscal 2008 and Fiscal 2007.

Fees to Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and quarterly review of interim financial statements, fees for audit-related services, tax services and all other services for Fiscal 2008 and 2007.

	Fiscal	Fiscal
	2008	2007

Audit fees(a)	$926,255	$1,452,844
Audit — related fees(b)	—	—
Tax fees(c)	24,000	26,400
All other fees(d)	—	—

	$950,255	$1,479,244

(a)	Audit fees consist of audit and review work performed on the financial statements, including the Fiscal 2008 and 2007 audits of effectiveness of internal controls over financial reporting, as well as fees related to technical accounting and auditing consultations, assistance with SEC filings and audit procedures related to the Acquisition of the MDHC Companies.

(b)	No audit related fees were incurred in Fiscal 2008 and 2007.

(c)	Tax fees consist of services provided for tax compliance, tax advice and tax planning.

(d)	No other fees were incurred in Fiscal 2008 and 2007.

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent auditors and shall not engage the independent auditors to perform any non-audit services prohibited by law or regulation. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditors, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman of the Audit Committee so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

Each year, the independent registered public accounting firm’s retention to audit our financial statements, including the associated fee, is approved by the Audit Committee before the filing of the preceding year’s Annual Report on Form 10-K.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires and will be available to respond to appropriate questions from shareholders.

Vote Required and Recommendation

The Board of Directors recommends a vote in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2009. The affirmative vote of a majority of the votes of common stock present in person or by proxy at the Annual Meeting and entitled to vote will be required to ratify the appointment of Ernst & Young LLP. If the appointment is not ratified, the Audit Committee will select other independent accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for, among other things, monitoring:

•	the integrity of our financial statements;

•	our system of internal controls; and

•	the independence, qualifications and performance of our independent registered public accounting firm.

Our management is responsible for the preparation, presentation and integrity of our financial statements, and our accounting and financial reporting process, including the system of internal control, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and for expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee’s responsibility is to independently monitor and review these processes and to review and discuss management’s report on our internal control over financial reporting. However, the Audit Committee must rely, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. Accordingly, although the Audit Committee consults with and discusses these matters and its questions and concerns with management and our independent registered public accounting firm, its oversight cannot provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions cannot assure that the integrated audit of our financial statements and internal controls over financial reporting has been carried out in accordance with Public Company Accounting Oversight Board (“PCAOB”) standards, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that our registered public accounting firm is in fact “independent.”

In this context, the Audit Committee held eleven meetings during Fiscal 2008. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee discussed with our independent registered public accounting firm, with and without management present, the results of their examinations and their evaluations of our financial statements and internal control over financial reporting.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2008, with management and Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP matters required to be discussed with audit committees under U.S. generally accepted auditing standards, including, among other things, matters related to the conduct of the integrated audit of our financial statements and internal controls over financial reporting and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) by Statement on Accounting Standards

No. 90, Rule 2-07 of Regulation S-X and PCAOB Auditing Standard No. 5. The Audit Committee’s discussions also included a discussion of the background and experience of the Ernst & Young LLP audit team assigned to us and the quality control procedures established by Ernst & Young LLP.

Ernst & Young LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm their independence from us. When considering Ernst & Young LLP’s independence, the Audit Committee considered whether their provision of services to us beyond those rendered in connection with their integrated audit and quarterly review work was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the nature of the non-audit services provided and the amount of fees paid to Ernst & Young LLP for their audit and non-audit services, both separately and in the aggregate.

Based on the Audit Committee’s review and its meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that our audited financial statements for the year ended June 30, 2008 be included in our Annual Report on Form 10-K.

Submitted by the Members of the Audit Committee:

Robert J. Cresci
Neil Flanzraich
Jacob Nudel, M.D.
A. Marvin Strait, C.P.A., Chairman

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors knows of no other business to be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote thereon as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for consideration at our next annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Exchange Act and in our Amended and Restated Bylaws. To be eligible for inclusion in our proxy statement and form of proxy relating to that meeting, shareholder proposals must be received by our Secretary no later than November 11, 2009 and no earlier than October 12, 2009. For business to be properly brought before an annual meeting by a shareholder, the shareholder must provide timely notice as prescribed in the Amended and Restated Bylaws and as summarized above.

	■
CONTINUCARE CORPORATION
7200 CORPORATE CENTER DRIVE, SUITE 600
MIAMI, FLORIDA 33126
ANNUAL MEETING OF SHAREHOLDERS - MARCH 12, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF CONTINUCARE CORPORATION.
     The undersigned hereby appoints Richard C. Pfenniger, Jr. and Fernando L. Fernandez, and each of them, acting alone, with the power to appoint his substitute, as proxies to represent the undersigned and vote as designated on the reverse side, all of the shares of Common Stock of Continucare Corporation held of record by the undersigned at the close of business on January 20, 2009, at the Annual Meeting of Shareholders to be held on March 12, 2009, and at any adjournment or postponement thereof.
     Please complete, date and sign this Proxy on the reverse side, and mail it promptly in the enclosed envelope.
(Continued and to be signed on the reverse side)

■	14475	■

ANNUAL MEETING OF SHAREHOLDERS OF
CONTINUCARE CORPORATION
March 12, 2009
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
¯   Please detach along perforated line and mail in the envelope provided.   ¯

■ 20830000000000000000 4	031209

The Board of Directors of Continucare Corporation unanimously recommends a vote “FOR” each of the nominees for director and “FOR” the ratification of the appointment of
Ernst & Young LLP as our independent registered public accounting firm.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of eight directors.

NOMINEES:
☐	FOR ALL NOMINEES	¡ Richard C. Pfenniger, Jr. ¡ Luis Cruz, M.D.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Robert J. Cresci ¡ Neil Flanzraich ¡ Phillip Frost, M.D.
☐	FOR ALL EXCEPT (See instructions below)	¡ Jacob Nudel, M.D. ¡ Jacqueline M. Simkin ¡ A. Marvin Strait
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.	☐	☐	☐
3.	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.
The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the March 12, 2009 meeting.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■